Exhibit 99.1

Avnet, Inc. Completes Acquisition of Magirus Enterprise Infrastructure Division

Avnet Now Europe’s Leading Value-Added Distributor for Enterprise
Solutions

PHOENIX—Oct. 8, 2007—Avnet, Inc. (NYSE:AVT) today announced that it has completed its acquisition of the Enterprise Infrastructure Division of Magirus Group. The acquired business, which has annual revenues of approximately $500 million, is a value-added distributor of IBM and Hewlett-Packard enterprise computing products in seven European countries and Dubai. The acquisition is expected to meet or exceed the company’s stated return-on-capital-employed goal and add approximately $0.08 EPS in calendar 2008. The integration of the acquired business into Avnet’s Technology Solutions group in Europe is expected to be essentially complete by June 2008.

Roy Vallee, Avnet’s chairman and chief executive officer, stated, “This acquisition positions Avnet Technology Solutions as Europe’s largest value-added IT distributor for enterprise solutions with the broadest capabilities in the market. Following completion of the recently announced Acal IT Solutions acquisition, Avnet Technology Solutions will have $2.5 billion of annual revenue in the region and possess unique scale and scope advantages that further enhance Avnet’s value proposition to our trading partners. In support of Avnet Technology Solutions’ strategy to enable complete solutions, we will continue to pursue value creating acquisitions that expand our customer base and/or broaden our products and services portfolio.”

Avnet Technology Solutions has now significantly increased its presence in the two largest European markets, Germany and UK, while expanding its operations in six additional countries. The addition of 140 skilled employees and 1,300 value-added-reseller customers presents additional opportunities for cross selling and materially expands Technology Solutions’ role in the European IT distribution channel.

“This move strengthens our position as a pan-European value-added distributor with industry-leading system integration, marketing, financial and technical services,” said Dick Borsboom, president of Avnet Technology Solutions EMEA. “With expanded geographic coverage and deep technical resources, we will address a wider range of solutions and accelerate the growth of our trading partners.”

Forward-Looking Statements

This press release contains certain ‘forward-looking statements’

within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing post-closing integration activities, future financial and operating results of Avnet and may include words such as ‘will,’ ‘anticipate,’ ‘expect,’
believe,’ and ‘should,’ and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the current expectations.

About Avnet

With more than 300 locations serving customers in 73 countries worldwide, Avnet markets, distributes and adds value to the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. Additionally, Avnet brings a breadth and depth of service capabilities, such as supply-chain optimization, logistics solutions, product assembly, device programming, computer system integration and engineering design assistance. For the fiscal year ended June 30, 2007, Avnet generated revenue of $15.68 billion. Visit www.avnet.com/. (AVT-IR)

About Avnet Technology Solutions

Avnet Technology Solutions is an operating group of Avnet, Inc.

(NYSE:AVT) representing US$6 billion in annual revenue for calendar year 2007, with locations in more than 30 countries. As a global technology sales and marketing organization, Avnet Technology Solutions has sales divisions focused on specific customer segments and a select line card strategy enabling an exceptional level of attention to the needs of its customers and suppliers. Visit www.ats.avnet.com/europe.

About Magirus

The Magirus Group is an international IT company, whose core businesses are IT infrastructure, technology, supply chain, marketing and financial services. With approx. EUR700 million in revenues and more than 600 employees, Magirus is one of the leading IT infrastructure and solutions provider in Europe. Its portfolio comprises high-end servers, storage systems and network products, as well as software for system, storage, network, Internet and security management in addition to middleware, groupware and applications, virtualization, information lifecycle management, databases, internet/intranet and e-business software. With a network of subsidiaries, joint ventures and offices, the company operates in Europe and the Middle East. Together with qualified system and software houses, Magirus supplies companies in all industries, such as financial service providers, telecommunications and automotive, as well as public sector clients. The strategic alliance with Agilysys Inc., Cleveland, Ohio, enables it to support companies planning to realize projects in the US market. For more information, go to http://www.magirus.com.

CONTACT: Avnet Technology Solutions, EMEA

Kirsten Klatt, +49 (0) 2153-733 328

European Communications Director

or

Investor Relations

Vincent Keenan, 480-643-7053

Vice President, Investor Relations